UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: January 18, 2007
(Date of earliest event reported)
COMPREHENSIVE CARE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09927	95-2594724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3405 West Dr. Martin Luther King Jr. Boulevard
Suite 101
Tampa, Florida	33607

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (813) 288-4808
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.
On January 26, 2007, we entered into an amended and restated Agreement and Plan of Merger with Hythiam, Inc. and HCCC Acquisition Corporation, a newly formed wholly owned subsidiary of Hythiam. The amended agreement, a copy of which is attached as Exhibit 2.1 and incorporated herein by reference, (a) supersedes the conditional merger agreement we entered into with Hythiam on January 18, 2007 as disclosed in our current report on Form 8-K filed that date, (b) amends section 5(c)(ii) to provide for a proxy statement and a special meeting of our stockholders to vote on whether to approve the merger, (c) adds a new section 2(d)(vi) providing for the treatment of our stock options and warrants, (d) deletes former sections 6(a)(x) and 6(b)(viii) and eliminates the requirement for any further board ratification of the agreement or the merger, and (e) makes other conforming changes.
The merger agreement provides that 1.0 share of Hythiam common stock will be issued in exchange for each 12.0 shares of our common stock. The ratio is fixed and will not fluctuate based on either company’s future trading price.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
2.1	Amended and Restated Agreement and Plan of Merger dated January 26, 2007 by and between Hythiam, Inc., Comprehensive Care Corporation, and HCCC Acquisition Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION
By:	/s/ Robert J. Landis
	Name:	Robert J. Landis
	Title:	Chairman of the Board, Chief Financial Officer and Treasurer

Date: January 31, 2007

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amended and Restated Agreement and Plan of Merger dated January 26, 2007 by and between Hythiam, Inc., Comprehensive Care Corporation, and HCCC Acquisition Corporation

4